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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-38605, 333-34691, 333-30773 and 333-86807) and in the
Registration Statements (Form S-8 Nos. 333-32773 and 33-65259) of our report dated February 8, 1999, except for Notes 3 and 21 as to which the date is September 27, 1999, with respect to the consolidated financial statements and schedule of The Times Mirror Company included in this Form 8-K dated September 3, 1999.

                                          ERNST & YOUNG LLP

Los Angeles, California
September 27, 1999